UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Broadway Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”), which will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 21, 2006.

As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of three directors, to ratify the appointment of the Company’s independent auditors for 2006 and to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Your vote is very important, regardless of the number of shares you own. Even if you currently plan to attend the Annual Meeting, I urge you to mark, sign and date each proxy card you receive and to return it to the Company as soon as possible in the postage-paid envelope that has been provided. Returning your proxy card will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend.

Sincerely,

PAUL C. HUDSON

Chief Executive Officer

IMPORTANT:    If your Broadway Financial Corporation shares are held in the name of a brokerage firm or nominee, only that brokerage firm or nominee may execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy.

If you have any questions or need any assistance in voting your shares, please telephone Beverly A. Dyck, the Company’s Investor Relations Representative, at (323) 634-1700, Ext 231.

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 21, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”) will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 21, 2006, for the following purposes:

1) To elect three directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2009 and until their successors are elected and have been qualified. The Board of Directors has nominated Mr. Paul C. Hudson, Mr. Kellogg Chan and Mr. Rick McGill;

2) To ratify the appointment of Crowe Chizek and Company LLP as the Company’s independent audit firm for 2006; and

3) To consider such other business as may properly come before and be voted upon at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

The Board of Directors has selected April 22, 2006 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s principal executive offices during the ten days prior to the meeting. The list will also be available for inspection at the Annual Meeting of Stockholders.

Please mark, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope at your earliest convenience, whether or not you currently plan to attend the Annual Meeting.

By Order of the Board of Directors

BEVERLY A. DYCK

Secretary

Los Angeles, California

May 12, 2006

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

Annual Meeting of Stockholders

June 21, 2006

INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Broadway Financial Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California, 90010, at 2:00 p.m., on June 21, 2006, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 12, 2006.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. (“Broadway Federal” or the “Bank”) as part of the Bank’s conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the “Conversion”). The Conversion was completed, and the Bank became a wholly owned subsidiary of the Company, on January 8, 1996. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

The Board of Directors has selected April 22, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 1,496,971 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), were outstanding at the close of business on that date. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. A plurality of votes cast is required for the election of directors and the affirmative vote of the majority of shares represented and voting will be required to ratify the appointment of Crowe Chizek and Company LLP (“Crowe Chizek”) as the Company’s independent audit firm. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the nominees named in this Proxy Statement as directors and FOR approval of the appointment of Crowe Chizek as the Company’s independent audit firm for the fiscal year ending December 31, 2006. Although the Board of Directors currently knows of no other matter to be brought before the Annual Meeting, if other matters properly come before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that any director nominee named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the persons named in the proxies.

Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a letter signed and dated proxy or other written notice of revocation to Beverly A. Dyck, Secretary of the Company, at 4800 Wilshire Boulevard, Los Angeles, California 90010. A proxy will also be considered revoked if the stockholder executing the proxy is present at the Annual Meeting and chooses to vote in person.

The principal solicitation of proxies is being made by mail. The Company has retained U. S. Stock Transfer Corporation, the Company’s transfer agent, to assist in the solicitation of proxies for an estimated fee of $1,600 plus reimbursement of certain expenses. To the extent necessary, proxies may be solicited by officers, directors and employees of the Company, or its wholly owned subsidiaries, none of whom will receive additional compensation, and may be solicited by telephone, personal contact or other means. The Company will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares for their expenses incurred in forwarding solicitation material to beneficial owners of shares.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with the term of one class of directors to expire each year. Three directors are to be elected at the Annual Meeting. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The following table sets forth the names and information regarding the persons who are currently members of the Company’s Board of Directors, including those nominated by the Board of Directors for election at the Annual Meeting. If elected, Paul C. Hudson, Kellogg Chan and Rick McGill will each serve for a term of three years and until their respective successors are elected and qualified. Each has consented to be named in this Proxy Statement and has indicated his intention to serve if elected. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board of Directors.

Name	Age at December 31, 2005	Director Since	Term Expires	Positions Currently Held with The Company and the Bank
NOMINEES:
Paul C. Hudson (1)	57	1985	2006	Director and Chief Executive Officer
Kellogg Chan	66	1993	2006	Director
Rick McGill	59	2004	2006	Director

CONTINUING DIRECTORS:
Elbert T. Hudson (1)	85	1959	2007	Director and Chairman of the Board
Robert C. Davidson, Jr.	60	2003	2007	Director
Rosa M. Hill	76	1977	2007	Director
A. Odell Maddox	59	1986	2008	Director
Daniel A. Medina	48	1997	2008	Director
Virgil Roberts	58	2002	2008	Director

(1)	Elbert T. Hudson and Paul C. Hudson are father and son.

The Board of Directors unanimously recommends

that you vote for the above nominees.

PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS

The Board of Directors has appointed Crowe Chizek and Company LLP as the Company’s independent audit firm for the fiscal year ending December 31, 2006 and this appointment is being submitted to the stockholders for ratification. See “Independent Public Accountants” on page 14.

The Board of Directors unanimously recommends that you vote to ratify the appointment of Crowe Chizek and Company LLP as the Company’s Independent Auditors.

DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Nominees and Continuing Directors

Certain information concerning each nominee for director and each continuing director is set forth below. For information regarding ownership of the Company’s Common Stock by nominees and directors, see “Voting Securities and Principal Holders Thereof” on page 8.

Nominees:

Paul C. Hudson is Chief Executive Officer of the Company and the Bank. Mr. Hudson joined the Bank in 1981, was elected to the Board of Directors in 1985, and has served in various positions prior to becoming President and Chief Executive Officer in 1992. Mr. Hudson is a member of the California and District of Columbia Bars. He currently serves on the Board of the Los Angeles Universal Preschool, Alliance for College-Ready Public Schools, Los Angeles Community Design Center and Community Build, Inc. Mr. Hudson is a member of the Executive Committees of the Company and the Bank and a member of the Loan Committee of the Bank.

Kellogg Chan has been President of Asia Capital Group, Ltd., a biotechnology holding company since 2001. He was Chairman and Chief Executive Officer of Universal Bank, f.s.b. from 1994 to 1995 and a consultant to Seyen Investments from 1993 to 1994. He was President and Chief Executive Officer of East-West Bank from 1976 to 1992. Mr. Chan is a past trustee of the Greater Los Angeles Zoo Association, and past member of the Boards of Directors of the San Marino City Club, the Southern California Chinese Lawyers Association and the San Gabriel Valley Council of Boy Scouts. Mr. Chan is a member of the Chinese American Citizens Alliance, Central City Optimists, and the San Marino City Club. Mr. Chan has been a member of the Board of Directors since 1993. Mr. Chan is the Chairman of the Loan Committee of the Bank and a member of the Audit/CRA/Compliance Committee of the Bank, and is a member of the Audit Committee of the Company.

Rick McGill served as the President and Chief Executive Officer of Quaker City Bancorp, Inc. and Quaker City Bank from July 1996 until it was sold to Banco Popular North American in September 2004. Mr. McGill continued to function as President of Quaker until March 2005. Since that time, he has been an independent financial consultant primarily advising Banco Popular on various financial strategies. Mr. McGill currently serves on the Board of Directors of the Federal Home Loan Bank of San Francisco and the California Bankers Association. Mr. McGill is a member of the Compensation/Benefits and Investment Committees of the Bank and a member of the Compensation/Benefits Committee of the Company.

Continuing Directors:

Elbert T. Hudson is Chairman of the Board of both the Company and the Bank and has engaged in the practice of law since his retirement as Chief Executive Officer of the Bank in 1992. He was elected as President/Chief Executive Officer of the Bank in 1972, a position he held until his retirement. Mr. Hudson is Chairman of the Executive Committee of the Bank, a committee he has served on continuously since 1972, and serves on the Board of Directors of Broadway Service Corporation (“BSC”), a wholly owned subsidiary of the Bank. He also served on the Loan Committee of the Bank from 1959 through 1984. Mr. Hudson, a member of the California Bar since 1953, was a practicing attorney prior to his election as President/Chief Executive Officer of Broadway Federal. Mr. Hudson is a member of the Board of Overseers Loyola University School of Law and former member of the Boards of Directors of West Los Angeles School of Law and the Los Angeles Trade Tech Foundation. Mr. Hudson is the Chairman of the Executive Committees of the Company and the Bank.

Robert C. Davidson, Jr. is Chairman/CEO of Surface Protection Industries, one of the largest African American owned manufacturing companies in California. Prior to acquiring Surface Protection Industries in 1978, Mr. Davidson held a number of entrepreneurial and consulting positions in Los Angeles, Boston and New York. He is a member of the Boards of Directors of Jacobs Engineering Group, Inc., Morehouse College, Cedars

Sinai Medical Center, Fulcrum Venture Capital Corporation, Art Center College of Design in Pasadena, the South Coast Air Quality Management Brain Tumor and Air Pollution Foundation, and the University of Chicago Graduate School of Business Advisory Council. Mr. Davidson is the Chairman of the Compensation/Benefits Committees of the Company and the Bank, and is a member of the Nominating Committees of the Company and the Bank.

Rosa M. Hill, a professional volunteer in the Los Angeles area for over 50 years, was also employed by the Los Angeles Unified School District in the area of Special Education. Dr. Hill was also employed as a social worker with the Los Angeles County Bureau of Public Assistance. She served on the Board of Trustees, Bennett College, Greensboro, North Carolina, for nine years, serving as Vice Chair of the Board for seven years. Dr. Hill has been an active member of the Holman United Methodist Church in Los Angeles for more than 50 years where she has held many leading roles. Dr. Hill is a member of the Compensation/Benefits Committees of the Company and the Bank, and a member of the Investment Committee of the Bank.

A. Odell Maddox is Manager of Maddox Co., a real estate property management and sales company. Mr. Maddox served as a real estate appraiser for the Los Angeles County Assessor’s Office from 1969 to 1972 and as a loan consultant for Citizens Savings and Loan Association from 1978 to 1979. Mr. Maddox served as President of Maddox & Stabler Construction Company Inc. (a public works construction company) from 1984 to 1999. Mr. Maddox is the Chairman of the Investment Committee of the Bank and a member of the Loan Committee of the Bank, and is a member of the Executive Committees of the Company and the Bank.

Daniel A. Medina is a Managing Director of Capital Knowledge, LLC, a consulting firm that provides financial advisory services. He has been with Capital Knowledge and its predecessor since April 1, 2000. Until March 31, 2000, he was Managing Director in the Global Corporate Finance Practice for Arthur Andersen, LLP, a firm that he joined in February 1999. Prior to joining Arthur Andersen, Mr. Medina had been Vice President-Acquisitions for Avco Financial Services, Inc., since October 1996 and Managing Director-Corporate Advisory Department for Union Bank of California, N.A., a subsidiary of the Bank of Tokyo Mitsubishi Bank, since 1992. Mr. Medina has been a member of the Company’s Board of Directors since 1997. Prior to that time, he was an advisor to the Broadway Federal Board of Directors beginning in 1993, and the Company’s Board of Directors beginning in 1996. Mr. Medina is the Chairman of the Audit Committee of the Company and the Audit/CRA/Compliance Committee of the Bank, and is a member of the Executive and Nominating Committees of the Company and the Bank.

Virgil Roberts is the managing partner of Bobbitt & Roberts, a law firm representing clients in the entertainment industry. He previously served as President of Dick Griffey Productions and Solar Records. Mr. Roberts is the past Chairman of the Los Angeles Annenberg Metropolitan Project and a past Chair of the California Community Foundation. He also serves on the Board of Directors of Community Build, Community Foundation Land Trust, Public Education Education Network and Bridgespan, and is a Trustee of Claremont Graduate School. Mr. Roberts is the Chairman of the Nominating Committees of the Company and the Bank, and is a member of the Executive and Audit Committees of the Company and a member of the Audit/CRA/Compliance and Loan Committees of the Bank.

Meetings and Committees of the Board of Directors

The Boards of Directors of the Company and the Bank each held eleven regular meetings during 2005. The Company’s Board of Directors held three special meetings and the Bank’s Board of Directors held one special meeting during 2005. The Company has four standing Board committees: the Executive Committee, the Audit Committee, the Compensation/Benefits Committee and the Nominating Committee. The Bank has six committees: the Executive Committee, the Audit/CRA/Compliance Committee, the Compensation/Benefits Committee, the Loan Committee, the Investment Committee and the Nominating Committee. All directors attended at least 75% of the aggregate meetings held during 2005 by the Board and the committees of the Board on which they served.

Company Committees

The Executive Committee consists of Messrs. E. Hudson (Chairman), Maddox, Medina, Roberts and P. Hudson. This committee, together with the corresponding committee of the Bank’s Board of Directors, serves as an interim decision-making body that functions between Board of Directors meetings, if required, to assist the chief executive officer by providing input on critical issues and ensuring appropriate Board of Directors involvement in the strategic planning process. The Executive Committee held one meeting during 2005.

The Audit Committee consists of Messrs Medina (Chairman), Chan and Roberts. The Audit Committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for oversight of the internal audit function for the Company, assessment of accounting and internal control policies and monitoring of regulatory compliance. This committee is also responsible for oversight of the Company’s independent auditors. The Audit Committee has a written charter that was included as Appendix A to the Company’s 2004 annual meeting proxy statement. The members of the Audit Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards. In addition, Mr. Chan meets the definition of “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). See “Audit Committee Report” on page 13.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman) and McGill, and Mrs. Hill. This committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for the oversight of salary and wage administration and various employee benefits, policies and incentive compensation issues at the Company level. The Compensation/Benefits Committee held one meeting during 2005. See “Compensation/Benefits Committee Report” on page 12.

The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of existing directors standing for re-election and new directors standing for election and making nomination recommendations of such directors to the Company’s Board of Directors. The Nominating Committee met twice in 2005. Nominees for this 2006 Annual Meeting of Stockholders were recommended by the Nominating Committee and approved by the Board of Directors. There were no shareholder nominations. The nomination procedures, qualifications for director nominees, and procedures for shareholder nominations are described in the Nominating Committee Charter, which was included as Appendix B to the Company’s 2004 annual meeting proxy statement. The members of the Nominating Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards.

Bank Committees

The Executive Committee consists of Messrs. E. Hudson (Chairman), P. Hudson, Maddox and Medina. This committee monitors financial matters, including capital adequacy and liquidity, and analyzes overall earnings performance, focusing on trends, regulations, projections and problem anticipation and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, if required, to assist the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee met once during 2005.

The Audit/CRA/Compliance Committee consists of Messrs. Medina (Chairman), Chan and Roberts. The Audit/Compliance Committee is responsible for oversight of the internal audit function, assessment of accounting and internal control policies and monitoring Community Reinvestment Act/regulatory compliance. This committee is also responsible for oversight of the Bank’s independent auditors. The Audit/Compliance Committee met fifteen times during 2005. The members of the Audit/Compliance Committee are independent directors as defined under the National Association of Securities Dealers’ listing standards.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman) and McGill, and Mrs. Hill. This committee is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation issues, as well as the appraisal of the chief executive officer’s performance, determination of his salary and bonus, and making recommendations regarding such matters for approval by the Board of Directors. The committee met six times during 2005.

The Loan Committee consists of Messrs. Chan (Chairman), P. Hudson, Maddox, Roberts and Heywood, Chief Loan Officer, a non-Board member. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies, and approving specific loans in accordance with the Bank’s loan policy. To expedite loan approvals, the Loan Committee communicates on an as needed basis by formal meetings, telephonic conferences or electronic correspondence, but at least monthly.

The Investment Committee consists of Messrs. Maddox (Chairman), McGill and Mrs. Hill. The Investment Committee is responsible for monitoring the Bank’s interest rate risk in order to reduce the Bank’s vulnerability to changes in interest rates. This committee also monitors and controls the level and types of securities investments made by the Bank. The committee met five times during 2005.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

The Board of Directors has an established process for stockholders to communicate with the Board of Directors. Stockholders may send communications to the Board of Directors or any individual director by mail addressed to: Board of Directors, Broadway Federal Bank, 4800 Wilshire Boulevard, Los Angeles, California 90010. Communications addressed to the Board of Directors will be reviewed by the Secretary and directed to the Chairman of the Board for further review and distribution to all members of the Board of Directors. Communications addressed to individual directors will be forwarded directly to the office of the named director. The Company encourages all members of the Board of Directors to attend the annual meeting of stockholders. In 2005, all of the Company’s directors attended the annual meeting.

Executive Officers Who Are Not Directors

The following table sets forth information with respect to executive officers of the Company and the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of, and are elected annually by the respective Boards of Directors.

Name	Age (1)	Positions Held With the Company and the Bank
Sam Sarpong	45	Senior Vice President/Chief Financial Officer of the Company and the Bank
Eric V. Johnson	46	Senior Vice President/Chief Retail Banking Officer of the Bank
Johnathan E. Heywood	39	Senior Vice President/Chief Loan Officer of the Bank

(1)	As of December 31, 2005.

The business experience of each of the executive officers is as follows:

Sam Sarpong joined Broadway Federal Bank in February 2004 as First Vice President/Chief Compliance Officer and Internal Audit Director. On September 21, 2005, he was promoted to Senior Vice President/Chief Financial Officer. Prior to joining Broadway Federal, Mr. Sarpong was an Audit Manager at Citibank from 2000 to 2004. From 1994 through 2000, Mr Sarpong was Vice President/Internal Audit Director at Hawthorne Savings. Mr. Sarpong is a member of the Financial Manager’s Society (Internal Audit Division) and a member of the Institute of Internal Auditors.

Eric V. Johnson joined Broadway Federal Bank in May 1999 as Senior Vice President/Chief Loan Officer and currently serves as Senior Vice President/Chief Retail Banking Officer and Office of Foreign Asset Control (OFAC) Compliance Officer. Prior to joining Broadway Federal, Mr. Johnson was Senior Vice President of Loan Servicing at Home Savings of America, from 1993 to 1999. Mr. Johnson is a member of the Board of Directors of the Harriet Buhai Center for Family Law, AIDS Service Center in Pasadena and Holman Community Development Corp. Mr. Johnson has been an active member of Holman United Methodist Church for over 20 years and holds many leadership roles in the church.

Johnathan E. Heywood joined Broadway Federal Bank in May 2002 as Senior Vice President/Chief Loan Officer. Prior to joining Broadway Federal, from 1999 to 2001, Mr. Heywood was Vice President of Numerata, Inc., a corporation that provides Internet, web-based technologies to the real estate industry. From 1997 to 1999, Mr. Heywood was a Partner at Irvine City Financial, L.L.C, a real estate investment company. Mr. Heywood also served as Vice President-Loan Origination from 1995 to 1997 at First Fidelity Thrift and Loan Association and Vice President—Major Loans at Irvine City Bank from 1989 to 1995. Mr. Heywood is a member of the National Association of Realtors and Mortgage Bankers Association.

Code Of Ethics

Stockholders may obtain a copy of the Company’s Code of Ethics, free of charge, upon written request to: Broadway Financial Corp., 4800 Wilshire Boulevard, Los Angeles, California 90010, Attention: Beverly Dyck.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information, as of February 28, 2006, concerning the shares of the Company’s Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, by each of the directors and executive officers of the Company and the Bank, and by all directors and executive officers as a group. This table is based upon information supplied by our officers, directors and principal shareholders and from the shareholders records of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Beneficial Owners:
Wellington Management Co. 75 State Street Boston, Massachusetts 02109	181,280		10.53%

Broadway Federal Bank Employee Stock Ownership Plan	95,160	(1)	5.53%

Directors and Executive Officers: (1)
Elbert T. Hudson	29,057	(2)(3)	1.69%
Paul C. Hudson	109,395	(4)	6.35%
Kellogg Chan	26,276	(5)	1.53%
Rosa M. Hill	28,284	(6)(7)	1.64%
A. Odell Maddox	16,434	(8)	0.95%
Daniel A. Medina	5,826	(5)(9)	0.34%
Virgil Roberts	6,440	(10)(11)	0.37%
Rick McGill	516	(12)	0.03%
Robert C. Davidson, Jr.	6,034	(13)(14)	0.35%
Sam Sarpong	2,000	(15)	0.12%
Eric V. Johnson	24,099	(16)	1.40%
Johnathan E. Heywood	26,503	(17)	1.54%
All directors and executive officers as a group (12 persons)	280,864		16.31%

(1)	The address for each of the directors and executive officers and the Broadway Federal Bank Employee Stock Ownership Plan is 4800 Wilshire Boulevard, Los Angeles, California 90010.

(2)	Includes 6,322 shares held jointly with spouse with whom voting and investment power are shared.

(3)	Includes 3,907 allocated shares under the Broadway Federal Bank, f.s.b. Employee Stock Ownership Plan (the “ESOP”), and 16,220 shares subject to options granted under the Company’s Long Term Incentive Plan (the “LTIP”), which options are currently exercisable.

(4)	Includes 15,563 allocated shares under the ESOP, and 71,682 shares subject to options granted under the LTIP, which options are currently exercisable.

(5)	Includes 4,500 shares subject to options granted under the Company’s 1996 Stock Option Plan for Outside Directors (the “Directors’ Stock Option Plan”), which options are all currently exercisable.

(6)	Includes 20,286 shares held jointly with spouse with whom voting and investment power are shared.

(7)	Includes 400 shares subject to options granted under the Directors’ Stock Option Plan, which options are all currently exercisable.

(8)	Includes 860 shares subject to options granted under the Director’s Stock Option Plan, which options are all currently exercisable.

(9)	Includes 432 shares held jointly with spouse with whom voting and investment power are shared.

(10)	Includes 3,888 shares held jointly with spouse with whom voting and investment power are shared.

(11)	Includes 1,070 shares subject to options granted under the Director’s Stock Option Plan, which options are all currently exercisable.

(12)	Includes 356 shares subject to options granted under the Director’s Stock Option Plan, which options are all currently exercisable.

(13)	Includes 5,356 shares held jointly with spouse with whom voting and investment power are shared.

(14)	Includes 357 shares subject to options granted under the Director’s Stock Option Plan, which options are all currently exercisable.

(15)	Includes 2,000 shares subject to options granted under the LTIP, which options are all currently exercisable.

(16)	Includes 5,538 allocated shares under the ESOP and 16,001 shares subject to options granted under the LTIP, which options are all currently exercisable.

(17)	Includes 703 allocated shares under the ESOP and 24,000 shares subject to options granted under the LTIP, which options are all currently exercisable.

EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

Executive Compensation

The following table sets forth the annual and long-term compensation for the Company’s Chief Executive Officer, Chief Financial Officer, Chief Retail Banking Officer and Chief Lending Officer (collectively, the “Named Executive Officers”) during the Company’s last three fiscal years.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation			All Other Compensation ($)
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)
Paul C. Hudson Chief Executive Officer	2005	190,134	66,612	10,200	5,374	—	—	6,767 442 8,558	(1) (2) (3)
	2004	190,134	66,612	10,200	5,750	—	—	5,641 442 12,263	(1) (2) (3)
	2003	180,000	66,403	9,900	10,108	—	—	5,427 1,548 14,583	(1) (2) (3)

Sam Sarpong Chief Financial Officer (4)	2005	90,754	17,095	5,250	—	—	—	2,879 442 2,234	(1) (2) (3)
	2004	87,500	—	3,850	—	10,000	—	2,625 294	(1) (2)

Eric V. Johnson Chief Retail Banking Officer	2005	126,875	31,758	8,100	8,677	—	—	3,998 442 7,167	(1) (2) (3)
	2004	126,164	31,758	8,100	10,082	—	—	3,792 442 8,702	(1) (2) (3)
	2003	123,624	36,905	7,800	10,507	—	—	3,700 2,139 12,471	(1) (2) (3)

Johnathan E. Heywood Chief Loan Officer	2005	140,000	40,378	8,700	6,594	—	—	4,706 442 7,992	(1) (2) (3)
	2004	130,000	40,783	8,100	7,050	—	—	3,750 442 8,656	(1) (2) (3)
	2003	100,000	26,123	7,650	7,110	—	—	2,625 351 4,164	(1) (2) (3)

Alvin D. Kang Former Chief Financial Officer (5)	2005	97,207	52,120	4,550	12,089	—	—	3,906 110	(1) (2)
	2004	156,334	49,343	7,800	12,925	—	—	3,793 442 10,078	(1) (2) (3)
	2003	150,000	54,180	7,500	13,035	—	—	4,348 1,612 14,583	(1) (2) (3)

(1)	Reflects amounts contributed by the Company to the 401(k) Plan on behalf of each individual. The amounts contributed by the Company each year represent 100% of each employee’s contribution up to 3% of salary.

(2)	Reflects the dollar value of group term life insurance paid by the Bank during the periods covered.

(3)	Reflects the dollar value of contributed ESOP shares.

(4)	Sam Sarpong was hired in February 2004.

(5)	Alvin D. Kang resigned in July 2005.

Option/SAR Grants

The Company did not grant any options or stock appreciation rights to the Named Executive Officers during 2005.

Option Exercises and Holdings

The following table provides information with respect to the Named Executive Officers concerning the exercise of options during 2005 and unexercised options held by the Named Executive Officers as of December 31, 2005:

Aggregated Option/SAR Exercises In Last Fiscal Year

And Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year-End (#) Exercisable (E)/ Unexercisable (U)		Value of Unexercised In-the-Money Options/ SARS at Fiscal Year-End ($) Exercisable (E)/ Unexercisable (U)
Paul C. Hudson	—	—	11,888 71,682	(U) (E)	50,815 395,518	(U) (E)

Sam Sarpong	—	—	8,000 2,000	(U) (E)	— —	(U) (E)

Eric V. Johnson	—	—	11,482 16,001	(U) (E)	49,080 78,932	(U) (E)

Johnathan E. Heywood	—	—	16,000 24,000	(U) (E)	68,392 102,588	(U) (E)

Director Compensation

No remuneration was paid to the directors by the Company in 2005. Currently, the Chairman of the Board of Broadway Federal receives a monthly retainer fee of $3,224, and all other directors of Broadway Federal, who are not employees, receive a monthly retainer fee of $1,000 each. A fee of $500 is paid to each director of Broadway Federal, other than the Chairman of the Board and the President, for special Board meetings. Committee meeting fees of $250 per meeting, except for the Loan and Audit Committees, are also paid to directors of Broadway Federal, other than the Chairman of the Board and the President. Loan Committee and Audit Committee members, other than the President and the Chief Lending Officer, are paid a committee meeting fee of $500 per meeting.

Certain Relationships and Related Transactions

The Company’s current loan policy provides that all loans made by the Company or its subsidiaries to its directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of collectibility or present other unfavorable features.

On September 30, 1999, the Bank made a $550,000 loan to Maddox & Stabler LLC. Mr. A. Odell Maddox is a director of the Company and the Bank. The loan is secured by a 24-unit multi-family property located in Los Angeles, California. The terms of the 30-year loan include an initial interest rate of 8% fixed for the first five years and a variable rate thereafter equal to 2.50% over the one-year Treasury Bill rate. Since inception, payments on the loan have been made as agreed. As of March 31, 2006, the outstanding balance of the loan was $503,377.

Severance Agreements

The Company and the Bank have entered into severance agreements with each of Messrs. Paul Hudson, Johnson, Heywood and Sarpong. Each agreement provides that if, within three years of any Change in Control (as defined in the agreement), the officer’s employment is terminated, either by the officer following a demotion or other specified adverse treatment or by the Company or the Bank other than for Cause (as defined in the agreement), then the officer will receive a severance payment equal to the sum of (A) the officer’s unpaid salary and bonus or other incentive compensation for the remainder of the year in which employment is terminated, and (B) a specified multiple of the highest Annual Compensation (as defined in the agreement) paid to the officer in any of the three years preceding termination of employment. The multiple is 2.5 for Mr. Hudson, 1.5 for each of Messrs. Johnson and Heywood and 1 for Mr. Sarpong. In addition to these payments, any stock options and similar rights held by the officer will become fully vested and exercisable, and the health and other benefits coverage provided to the officer will be continued for one year after termination of employment.

COMPENSATION/BENEFITS COMMITTEE REPORT

The Compensation/Benefits Committee of the Company is comprised of three Directors who are non-employee directors. This Committee approves all of the policies under which compensation is paid or awarded to the Company’s officers.

The Executive Compensation Program of the Company consists of the following elements: (1) annual payment of base salary; (2) bonus payments made for performance against pre-determined objectives; (3) annual grants of equity and (4) benefits both qualified and non-qualified. As described below, each element of the Company’s Executive Compensation Program is designed to achieve a purpose. Each purpose is different but in combination the Committee believes that the total compensation program will allow the Company to attract, motivate and retain a high caliber executive management team. It should be noted that all grants of stock are made under the shareholder approved long-term incentive plan.

The Committee has established a strategy for each element of compensation in use with the executive team. The strategy is as follows by element:

•	Base Salary—Target market median and adjust the base on a periodic basis to insure target is maintained.

•	Bonus or Short Term Incentive—This plan is designed to provide each Executive Incentive Plan participant with the opportunity to know in advance of the plan year as a percentage of base salary what they may receive if targets are achieved. The plan has minimum and maximum thresholds and requires that objectives be determined for both the Company overall and the individual participant. Bonus payments result as a combination of Company and individual achievement. Company objectives are set by the Board in advance of the plan year and individual objectives are established by the CEO for plan participants.

•	Equity Grants—Executives are considered for equity grants on an annual basis. Grants are made at market value and are designed to tie the Executive’s return to that of shareholders and to provide the Company with a retention tool that serves as an incentive for the Executive to remain with the organization.

•	Benefits—Benefits are targeted at market. The Company’s strategy is not to lead the market in benefits but rather to maintain an overall package that is attractive and competitive in the market.

The Committee believes that its principal responsibility is to incent and reward executive performance that will lead to long-term enhancement of shareholder value; therefore, as in prior years, and subject to the performance goals approved by the Board, all of the Committee’s judgments regarding executive compensation were primarily based upon the committee’s assessment of each executive officer’s leadership performance and potential to enhance long term shareholder value.

Key factors affecting the Committee’s judgments included the nature and scope of the executive officers responsibilities, their effectiveness in leading the Company’s initiatives to increase shareholder value, productivity and growth. The Committee also considered the compensation practices and performances of other peer organizations that are most likely to compete with the Company for the services of executive officers. Based upon all factors which it considered relevant, and in light of the Company’s overall performance, the Committee considered it appropriate and in the best interest of the shareholders to set the overall level of the Company’s salary, bonus, and other incentive compensation awards in alignment with the philosophy outlined above.

Salary payments made in 2005 were made to insure Executives are at market median. Bonus payments made in 2006 for 2005 performance were the result of performance achieved against pre-determined objectives. Equity grants resulted from the Committee’s desire to recognize the importance of linking the executive’s gain to that of shareholders and to further emphasize the Board’s desire for retention of the executive over the long term.

Basis for the Chief Executive Officer Compensation

For 2005, Mr. Hudson earned $256,746 in salary and bonus as shown in the summary compensation table on page 9. The Committee considered this level of payment appropriate in view of Mr. Hudson’s effectiveness in leading the Company.

This report of the Compensation/Benefits Committee shall not be deemed incorporated by reference into the Company’s filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Mr. Robert C. Davidson

Mrs. Rosa Hill

Mr. Rick McGill

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, as well as the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America, including SAS 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services provided by the auditor with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 2005. The Committee has also recommended to the Board the selection of the Company’s independent auditors.

This report of the Audit Committee shall not be deemed incorporated by reference into the Company’s filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Mr. Daniel A. Medina

Mr. Kellogg Chan

Mr. Virgil Roberts

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Crowe Chizek and Company LLP as the Company’s independent audit firm for the fiscal year ending December 31, 2006. It is anticipated that representatives of Crowe Chizek will be present at the Annual Meeting. The Crowe Chizek representatives will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from stockholders. Crowe Chizek performed the independent audit of the Company’s financial statements for the fiscal year ended December 31, 2005. KPMG LLP (“KPMG”) was the Company’s independent auditor for the fiscal year ended December 31, 2004.

Change of Auditors for 2005

The Audit Committee of the Board of Directors of the Company made a decision to seek competitive bids for the audit of the Company’s consolidated financial statements for the year ending December 31, 2005. KPMG, the incumbent independent auditor was invited to submit their bid. In a letter addressed to the Chairman of the Company’s Audit Committee, received on April 19, 2005, KPMG declined to stand for re-appointment as principal accountants of the Company. After a comprehensive review of proposals received for audit services from several other public accountants, the Audit Committee recommended that the Board of Directors engage Crowe Chizek and Company LLP as the Company’s independent auditor for the fiscal year ending December 31, 2005. The Company’s Board of Directors approved the selection of Crowe Chizek and Company LLP as the Company’s new independent auditor on April 20, 2005.

The reports of KPMG on the Company’s consolidated financial statements, as of and for the fiscal years ended December 31, 2004 and December 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference thereto in its report on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and December 31, 2003.

During the two most recent fiscal years ended December 31, 2004 and December 31, 2003 and the subsequent interim period through April 20, 2005, the Company did not consult with Crowe Chizek and Company LLP regarding the application of accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Principal Accountant Fees and Services

Before the Company’s independent accountants are engaged to render non-audit services for the Company or the Bank, the Audit Committee approves each engagement. The Audit Committee also preapproved all of the audit and audit-related services provided by Crowe Chizek for the year ended December 31, 2005. The following table sets forth the aggregate fees billed to us by Crowe Chizek for the year indicated.

2005
Audit fees (1)	$126,500
Audit-related fees (2)	1,215
Tax fees	—
All other fees (3)	25,456

Total fees	$153,171

(1)	Aggregate fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in the Company’s Annual Report on Form 10-KSB and for the reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-QSB.

(2)	Consultation fees billed for professional services rendered for the accounting of the Bank’s Director Emeritus Plan.

(3)	Fees billed for Section 302 and Section 404 software and license fees and related training.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent (10%) stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

To the best of our knowledge, all such reports were filed on a timely basis, except for late filings of Form 3 and Form 4 on behalf of Mr. Rick McGill and Forms 4 for Messrs. Davidson and Maddox.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2007 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before January 13, 2007. The Board of Directors will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the proxy solicitation materials and for consideration at the Annual Meeting. Except for director nominations, any stockholder may make any proposal at the 2007 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company on or before May 22, 2007, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented. Stockholder director nominations must be received by the Company no earlier than March 23, 2007 and no later than April 22, 2007.

Under the Company’s Bylaws, stockholder nominations for election of directors may only be made pursuant to timely notice in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s Annual Meeting (between March 23, 2007 and April 22, 2007) to be considered at the Annual Meeting in year 2007. Such notice must state the nominee’s name, age and business and residence addresses, the nominee’s principal occupation or employment, and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee of the type required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

ANNUAL REPORT AND FORM 10-KSB

The 2005 Annual Report to Stockholders containing the consolidated financial statements of the Company for the year ended December 31, 2005 accompanies this proxy statement.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission, without accompanying exhibits, by writing to Beverly A. Dyck, Investor Relations Representative, Broadway Financial Corporation, 4800 Wilshire Boulevard, Los Angeles, California 90010. Stockholders may obtain any of the exhibits that are referred to in the list of exhibits in the Form 10-KSB upon payment to the Company of the cost of furnishing them.

BY ORDER OF THE BOARD OF DIRECTORS

Beverly A. Dyck

Secretary

BROADWAY FINANCIAL CORPORATION

REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2006
THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby constitute and appoint Elbert T. Hudson and Paul C. Hudson, and each of them, my/our attorneys, agents and proxies, with full power of substitution to each, to attend and act as proxy or proxies at the 2006 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, on Wednesday, June 21, 2006 at 2:00 p.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

1. ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: Paul C. Hudson, Kellogg Chan, and Rick McGill INSTRUCTION: TO WITHHOLD AUTHORITY to vote for individual nominee(s), write that nominee’s(s’) name in the space below.

2. RATIFICATION OF APPOINTMENT OF CROWE CHIZEK AND COMPANY LLP as the independent audit firm of Broadway Financial Corporation for the year ending December 31, 2006

☐	FOR ☐ AGAINST	☐	ABSTAIN

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•	Mail your proxy card in the postage-paid envelope provided.

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BROADWAY FINANCIAL CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLP. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLP.

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I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the notice of Annual Meeting and the Proxy Statements which accompanies the notice.

Dated: , 2006

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